SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2006, Capital Lease Funding, Inc. (the “Company”) entered into an underwriting agreement with Friedman, Billings, Ramsey & Co., Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the underwriting agreement. Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to sell 5,000,000 shares of common stock to the underwriters, not including the exercise of the underwriters’ over-allotment option. The underwriters agreed to pay the Company a purchase price per share of $10.0225 (reflecting a price to the public of $10.55 per share, less an underwriting discount of $0.5275 per share). The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions. The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as exhibit 1 to this Form 8-K and incorporated herein by reference. Legal opinions delivered at the closing of the transaction regarding the legality of the shares of common stock offered and certain tax matters are attached as exhibits 5 and 8, respectively, to this Form 8-K.

The offering closed on May 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

1	Underwriting Agreement, dated April 25, 2006, by and among the Company, Friedman, Billings, Ramsey & Co., Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

5	Opinion of Venable LLP regarding legality.

8	Opinion of Hunton & Williams LLP regarding tax matters
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

DATE: May 1, 2006	By:	/s/ Paul C. Hughes
Paul C. Hughes Vice President, General Counsel and Corporate Secretary